Exhibit 99.1

NEWS RELEASE 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandgroup.com

Date:        February 10, 2014
Contact:    Joel Cunningham, Inland Marketing & Communications, Inc.
(630) 586-4897 cunninghamj@inlandgroup.com

Inland Diversified Real Estate Trust, Inc. Announces Agreement to Merge with Kite Realty
Group in a Liquidity Event valued at $2.5 billion

•
Merger with Kite Realty Group Trust (NYSE: “KRG”) in an all-stock transaction for Inland Diversified Real Estate Trust, Inc. valued at $2.5 billion, including the sale of our net-leased portfolio to Realty Income

•	Inland Diversified stockholders to receive between 1.707 and 1.65 shares of Kite Realty Group at closing

•
All or the majority of all net proceeds from Inland Diversified’s previously announced net-leased portfolio sale will be used to pay down debt on existing properties of the combined company, which will facilitate a single, all stock transaction for Inland Diversified stockholders

Oak Brook, IL - Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”) announced today that it has entered into a definitive agreement to merge with Kite Realty Group Trust (“Kite”), valuing Inland Diversified at approximately $2.5 billion, including the sale of our net-leased portfolio to Realty Income.
“We’re excited to see the process we’ve been engaged in culminate in this transformational event for our company and our stockholders,” said Barry Lazarus, president and chief operating officer at Inland Diversified. “This transaction achieves our goal of maximizing value and provides an opportunity for our stockholders to either remain part of the well capitalized combined company or liquidate their investment. It is extremely gratifying for the entire Inland Diversified management team to be part of the successful formation and operation of Inland Diversified, as well as its merger with Kite, a leading shopping center company that is listed on the New York Stock Exchange."
Under the terms of the merger agreement, each outstanding share of Inland Diversified will be converted into the right to receive between 1.707 and 1.65 Kite common shares, based on the per share price of the Kite common shares prior to the special meeting of Inland Diversified stockholders to approve the merger.
Based on the $6.15 closing price for Kite’s common shares as of February 7, 2014, each outstanding share of Inland Diversified would be converted into the right to receive 1.707 Kite common shares. This would result in consideration of $10.50 per share of Inland Diversified and a total return of between 14% for stockholders assuming an investment in August 2012, and 31% for stockholders assuming an investment in September 2009, or an average annualized return of approximately 8%.
Upon consummation, this merger will provide Inland Diversified stockholders with access to full liquidity or the ability to capture future growth potential through holding Kite’s publicly traded stock with no lock-up period. No internalization fees will be paid in connection with this transaction.
Additionally, all or the majority of the net proceeds from Inland Diversified’s previously announced net-leased portfolio sale will be used to pay down debt on existing properties of the combined company, which will facilitate a single, all-stock transaction for Inland Diversified stockholders and allow for individual stockholders to make decisions regarding liquidity.

The transaction has been approved by a special committee of the board of directors of Inland Diversified and is expected to close during the second or third quarter of 2014. The completion of the merger is subject to approvals by both the Inland Diversified and the Kite stockholders and the satisfaction of certain other customary closing conditions and, as a result, it is possible that the timing of the closing of the merger could be delayed.
Independent Advisors
Wells Fargo Securities is acting as financial advisor and Alston & Bird LLP serves as legal counsel to the Special Committee of Independent Directors of Inland Diversified.
About Inland Diversified Real Estate Trust, Inc.
Inland Diversified Real Estate Trust, Inc. is a public, non-listed real estate investment trust focused on acquiring a diversified portfolio of commercial real estate assets in various property categories, including: grocery-anchored shopping centers, necessity-based retail assets, single-tenant office and multi-family assets. For additional information about Inland Diversified, please refer to www.inlanddiversified.com.
Additional Information about the Merger
In connection with the proposed merger, Inland Diversified and Kite expect to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY INLAND DIVERSIFIED AND KITE WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INLAND DIVERSIFIED, KITE AND THE PROPOSED MERGER.
Investors and stockholders of Inland Diversified and Kite may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Inland Diversified and Kite with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Inland Diversified with the SEC are also available free of charge on Inland Diversified’s website at www.inlanddiversified.com and copies of the documents filed by Kite with the SEC are available free of charge on Kite’s website at www.kiterealty.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.
In addition, additional details about the proposed merger can be found in Inland Diversified’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission. Copies can be obtained from the SEC website at www.sec.gov, or on Inland Diversified’s website at www.inlanddiversified.com. Inland Diversified stockholders may also contact Inland Investor Services for additional information by calling 1-800-826-8228 or emailing to Custserve@inlandinvestements.com.
Participants in Solicitation Relating to the Merger
Inland Diversified, Kite and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Inland Diversified’s and Kite’s stockholders in respect of the proposed merger. Information regarding Inland Diversified’s directors and executive officers can be found in Inland Diversified’s definitive proxy statement filed with the SEC on April 16, 2013. Information regarding Kite’s directors and executive officers can be found in Kite’s definitive proxy statement filed with the SEC on April 8, 2013. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Inland Diversified or Kite, as applicable, using the sources indicated above.
Forward Looking Statements
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appears,” or “believe.” Such statements reflect the current view of Inland Diversified with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain stockholder approvals relating to the merger or the failure to satisfy the other conditions to completion of the merger, fluctuations in the per share price of Kite’s common shares could impact the value and return to the Inland Diversified stockholders, risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger, the effect of the announcement of the proposed merger on Inland Diversified’s and Kite’s relationships with their respective customers, tenants, lenders, operating results and businesses generally, the outcome of any legal proceedings relating to the merger, risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets, the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, competition for real estate assets and tenants, impairment charges, the availability of cash flow from operating activities for distributions and capital expenditures, the ability to refinance maturing debt or to obtain new financing on attractive terms, future increases in interest rates, actions or failures by Inland Diversified’s and Kite’s respective joint venture partners, including development partners, factors that could affect Inland Diversified’s and Kite’s respective abilities to qualify as a real estate investment trust, and other factors detailed under “Risk Factors” in Inland Diversified’s and Kite’s respective most recent Form 10-Ks and subsequent Form 10-Qs on file with Securities and Exchange Commission.
Although Inland Diversified believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Diversified undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Inland Diversified or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.